EX-99.4

                          NOTICE OF GUARANTEED DELIVERY



     This form, or one substantially equivalent to this form, must be used to exercise subscription rights ("Subscription Rights") pursuant to the Rights Offering described in the prospectus, dated October 12, 2001 (the "Prospectus"), of The Chalone Wine Group, Ltd., a California corporation ("the Company") if a holder of subscription rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on November 20, 2001 (as it may be extended, the "Expiration Date"). The Notice of Guaranteed Delivery must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Special Procedure Under `Notice of Guaranteed Delivery Form'" in the Prospectus. Payment of the Subscription Price of $8.50 per share for each share of Common Stock subscribed for upon exercise of such subscription rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) business days after the Expiration Date.

The address and telecopier number of the Subscription Agent are as follows:

BY FIRST CLASS MAIL OR REGISTERED MAIL:

                                 Equiserve Trust
                          Attention: Corporate Actions
                              Post Office Box 43025
                       Providence, Rhode Island 02940-3025

BY HAND:
                         Securities Transfer & Reporting
                               c/o Equiserve Trust
                         100 William's Street, Galleria
                            New York, New York 10038

BY OVERNIGHT DELIVERY:
                                 Equiserve Trust
                          Attention: Corporate Actions
                               40 Campanelli Drive
                               Braintree, MA 02189
                          By Facsimile:* (781) 380-3388

                              --------------------

* You should confirm receipt by calling (781) 575-4816

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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.




Ladies and Gentlemen:

     The Undersigned hereby represents that he or she or it is the holder of Subscription Certificate(s) representing subscription rights issued by the Company and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Basic Subscription Privilege to subscribe for one share of Common Stock for each subscription right represented by such Subscription Certificate and the number of shares set forth below pursuant to the Oversubscription Privilege described in the Prospectus:

No. of Subscription Rights exercised pursuant to
Basic Subscription Privilege (shares subscribed for):
                                                           ---------------------
                      plus

No. of Shares subscribed for pursuant to Oversubscription
Privilege:
                                                           ---------------------

TOTAL:
         x $8.50
                                                           ---------------------

TOTAL PAYMENT DUE:                                         $
                                                           ---------------------

     The undersigned understands that payment of the Subscription Price of $8.50 per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):
[ ] is being delivered to the Subscription Agent herewith; or

[ ] has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

      [ ] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

      [ ] certified check

      [ ] bank draft (cashier's check)

      [ ] postal, telegraphic or express money order

If by certified check, bank draft or express money order, please provide the following information:
      Name of maker:
                    ------------------------------------------------------------
      Date of check, draft or money order:
                                          --------------------------------------
      Bank on which check is drawn or issuer of money order:
                                                            --------------------

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Signature(s):                                Address:
                -----------------------                 ------------------------

                -----------------------                 ------------------------
                                                         (please type or print)
Name(s):                                     Telephone:
                -----------------------                 ------------------------
                                             Telephone:
                -----------------------                 ------------------------
                 (please type or print)                  (please type or print)

Subscription
Certificate
No.(s):
                ----------------------